 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-286942
POMONA INVESTMENT FUND
780 Third Avenue, 46th Floor
New York, NY 10017
Supplement dated October 30, 2026 (“Supplement”) to the Statement of Additional Information (“SAI”), dated July 1, 2026, as amended from time to time
Effective October 30, 2026, Edwin A. Goodman has retired as Trustee of the Pomona Investment Fund. Therefore, effective immediately, all references to Mr. Goodman in the SAI are removed in their entirety.
Please Retain This Supplement for Future Reference